Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the ReWalk Robotics Ltd. 2014 Incentive Compensation Plan of our report dated February 17, 2017, with respect to the consolidated financial statements of ReWalk Robotics Ltd. and its subsidiaries included in ReWalk Robotics Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	KOST, FORER, GABBAY & KASIERER
November 6, 2017	A Member of EY Global